Exhibit 5.1

                             VANDERKAM & ASSOCIATES
                             1301 TRAVIS, STE. 1200
                                HOUSTON, TX 77002
                                 (713) 547-8900
                            (713) 547-8910 FACSIMILE


                               April 27, 2006

Integrated Management Information, Inc.
601 4th Street
Platte City, MO 64079

Gentlemen:

     You have requested that we furnished you our legal opinion with respect to the legality of the following described securities of Eternal Technologies, Inc. (the "Company") covered by a Form SB-2 Registration Statement, (the "Registration Statement"), initially filed with the Securities and Exchange Commission (File No. __________) by the Company on April ___, 2006 for the purpose of registering such securities under the Securities Act of 1933:

1. 17,867,515 shares of common stock, $.001 par value currently held by existing shareholders being registred by the Company (the "Registered Securities").

     In connection with this opinion, we have examined the corporate records of the Company, including the Company's Amended Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion. Based on the foregoing, it is our opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

     In giving the opinions expressed above, we advise that our opinions herein are with respect to federal law and the law of the States of Nevada and Texas only and that, to the extent such opinions are derived from laws of other jurisdictions, such statements are based upon an examination of relevant authorities and are believed to be correct, but we have obtained no legal opinions as to such matters from attorneys licensed to practice in such other jurisdictions.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.



                                            Sincerely,
                                            VANDERKAM & ASSOCIATES



                                            /s/ Hank Vanderkam